UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2011

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA		19103-3717
(Address of principal executive offices)		(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

1735 Market Street, Suite LL, Philadelphia, PA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Section 1503 of the Dodd-Frank Wall Street and Consumer Protection Act requires disclosure, in a Current Report on Form 8-K, of the receipt of an imminent danger order issued by the Mine Safety and Health Administration (“MSHA”) pursuant to section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”).

On February 24, 2011, Dominion Coal Corporation, a subsidiary of Sunoco, Inc., received an imminent danger order under section 107(a) of the Mine Act at the Dominion No. 36 mine. The order was issued after a continuous mining machine inadvertently mined into an active gas well owned by Equitable Gas. Immediately after the incident, power was shut off to the mine and all miners were notified to evacuate the entire mine. No injuries, fire, or damage to equipment occurred.

Federal, State and gas company officials were notified immediately. Gas company officials disconnected the well from the surface gas collection line and the well was temporarily neutralized. On February 25, 2011, the mine was examined and levels of gas were found to be at safe levels. No damage to equipment or air courses within the mine have resulted from this incident and power has been restored to the mine to allow routine maintenance activities. We expect that production at the mine will resume once the gas well has been permanently sealed in accordance with plans approved by MSHA and state mine officials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.
(Registrant)

Date: February 28, 2011

/s/ Joseph P. Krott
Joseph P. Krott
Comptroller
(Principal Accounting Officer)